UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of Principal Executive Offices)	(Zip Code)

(619) 596-8600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None. The Registrant’s common stock is traded on the OTC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pure Bioscience, Inc. (the “Company”) previously announced on July 8, 2019, that its Board of Directors (the “Board”) had taken a number of initiatives to accelerate its goal of reaching profitability, including the approval of a chief executive officer transition plan, under which Henry R. Lambert, the Company’s current Chief Executive Officer, retired as Chief Executive Officer and from the Board and transitioned into a consulting role effective August 7, 2019 (the “Transition Date”), and Tom Y. Lee, the Company’s current Chairman of the Board, assumed the position as the Company’s new Chief Executive Officer effective as of the Transition Date.

On July 25, 2019, in furtherance of the chief executive officer transition plan, the Board removed Mr. Lambert as President of the Company and appointed Mr. Lee as President of the Company, in addition to his appointment as Chief Executive Officer, effective as of the Transition Date. Mr. Lee has served as Chairman of the Board since January 2019 and has also served as the Chairman of the Board of Directors and Chief Executive Officer of Swabplus, Inc., a contract manufacturer of single-dose applicator and formulation OEM products, since 2008. Mr. Lee has been an active CPA since 1983 and earned his Master of Science in Accounting from California State University at Long Beach and his Bachelors in Business Administration from TamKang University in Taipei, Taiwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: July 31, 2019	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer